Exhibit 10.2
WORLD WRESTLING ENTERTAINMENT, INC.
2007 OMNIBUS INCENTIVE PLAN

WORLD WRESTLING ENTERTAINMENT, INC.
2007 OMNIBUS INCENTIVE PLAN
ARTICLE I
PURPOSE AND ADOPTION OF THE PLAN
     1.01. Purpose. The purpose of the World Wrestling Entertainment, Inc. 2007 Incentive Plan (as amended from time to time, the “Plan”) is to assist in attracting and retaining highly competent employees, directors and consultants, to act as an incentive in motivating selected employees, directors and consultants of the Company and its Subsidiaries, to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.
     1.02. Adoption and Term. The Plan has been approved by the Board to be effective as of July 20, 2007, subject to the approval of the stockholders of the Company. While Awards may be made hereunder prior to the approval of stockholders, all such Awards remain subject to stockholder approval and no payments may be made pursuant to Awards, nor Awards exercised, nor unrestricted shares of Class A Common Stock granted hereunder, unless and until this Plan is approved by the Company’s stockholders. Upon approval by the Company’s stockholders of this Plan, each of the Company’s 1999 Long-Term Incentive Plan (the “LTIP”) and the Company’s Management Incentive Bonus Plan shall terminate; provided, that in accordance with such plans, such termination shall not affect in any fashion any awards that have been made thereunder prior to the termination of such plans. This Plan shall remain in effect until terminated by action of the Board; provided, however, that no Awards may be granted hereunder after the tenth anniversary of its initial effective date.
ARTICLE II
DEFINITIONS
     For the purpose of this Plan, capitalized terms shall have the following meanings:
     2.01. Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, short-term cash incentive Awards described in Article X or any other Award made under the terms of the Plan.
     2.02. Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.
     2.03. Award Period means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

     2.04. Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.
     2.05. Board means the Board of Directors of the Company.
     2.06. Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:
          (a) The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 30% of the Company Voting Securities unless such acquisition has been approved by the Board;
          (b) Any change has occurred to the Board within a 24-month period that causes more than fifty percent (50%) of the Board to consist of persons other than (i) persons who were members of the Board at the beginning of such 24-month period and (ii) persons who were nominated for election as members of the Board at a time when more than fifty percent (50%) of the Board consisted of persons who were members of the Board at the beginning of such 24-month period; provided, however, that any person nominated for election by a Board at least more than fifty percent (50%) of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);
          (c) The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;
          (d) The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale, following such sale, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or
          (e) the consummation of a complete liquidation or dissolution of the Company.
     2.07. Class A Common Stock means the Class A common stock of the Company, with a par value of $0.01 per share.
     2.08. Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.
     2.09. Committee means the Compensation Committee of the Board.
     2.10. Company means World Wrestling Entertainment, Inc., a Delaware corporation, and its successors.
     2.11. Common Stock means the Class A common stock of the Company and Class B common stock of the Company, each with a par value of $0.01 per share.
     2.12. Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.
     2.13. Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.
     2.14. Dividend Equivalent Account means a bookkeeping account in accordance with under Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Class A Common Stock subject to such Awards had such shares been outstanding shares of Class A Common Stock.
     2.15 Exchange Act means the Securities Exchange Act of 1934, as amended.
     2.16. Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).
     2.17. Fair Market Value means, on any date, (i) the closing sale price of a share of Class A Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies (or other established stock exchange on which the Class A Common Stock is regularly traded) on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported; or (ii) if shares of Common Stock are not listed for trading on an established stock exchange, Fair Market Value shall be determined by the Committee in good faith.
     2.18. Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.
     2.19. Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.
     2.20. Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.
     2.21. Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.
     2.22. Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.
     2.23. Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.
     2.24. Performance Awards means Awards granted in accordance with Article VIII.
     2.25. Performance Goals means any one or more of the following as chosen by the Committee for a particular Award: net revenues, operating income, income from continuing operations, net income, operating profit (earnings from continuing operations before interest and taxes), earnings per share, cash flow, earnings before interest, taxes, depreciation and amortization (“EBITDA”), return on investment or working capital, return on stockholders’ equity, return on assets, stock price appreciation, total stockholder return and/or economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), any one of which may be measured with respect to the Company or any one or more of its Subsidiaries or divisions and either in absolute terms or as compared to another company or companies. The above terms shall have the same meaning as in the Company’s financial statements, or if the terms are not used in the Company’s financial statements, as applied pursuant to generally accepted accounting principles, or as used in the Company’s business, as applicable. With respect to any Award intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, these Performance Goals will be established by the Committee during the time periods required, and determined to be met or not met by written certification by the Committee (which may be in minutes of meetings), all to extent required by Section 162(m) of the Code.
     2.26. Plan has the meaning given to such term in Section 1.01.
     2.27. Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).
     2.28. Restricted Shares means Class A Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

     2.29. Restricted Stock Unit means a unit representing the right to receive Class A Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.
     2.30. Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.
     2.31. Stock Appreciation Rights means awards granted in accordance with Article VI.
     2.32 Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.
     2.33. Termination of Service means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.
ARTICLE III
ADMINISTRATION
     3.01. Committee.
          (a) Duties and Authority. The Plan shall be administered by the Committee and the Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee or, solely with respect to grants to Participants who are not directors or executive officers, designated executive officers of the Company. In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board. Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated executive officers under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, the rules and regulations of the NYSE (or such other principal securities market on which the shares are traded), and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.
          (b) Indemnification. Each person who is or shall have been a member of the Board or the Committee, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE IV
SHARES
     4.01. Number of Shares Issuable. The total number of shares initially authorized to be issued under the Plan shall be 5,000,000 shares less the number of shares, if any, used under the LTIP between the date hereof and the date the LTIP terminates in accordance with Section 1.02 hereof. No more than 5,000,000 shares of Class A Common Stock may be issued under the Plan as Incentive Stock Options. The foregoing share limits shall be subject to adjustment in accordance with Section 11.07. Any Awards granted in substitution for outstanding awards of an acquired company shall not count toward the maximum number of Awards provided for in the first sentence of this Section 4.01 herein. The shares to be offered under the Plan shall be authorized and unissued Class A Common Stock, or issued Class A Common Stock that shall have been reacquired by the Company.
     4.02. Shares Subject to Terminated Awards. Class A Common Stock covered by any unexercised portions of terminated or forfeited Options (including canceled Options) granted under Article VI, Class A Common Stock forfeited as provided in Section 7.02(a), Stock Units and other stock-based Awards terminated or forfeited as provided in Article IX, and Class A Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Class A Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Class A Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Class A Common Stock available for the grant of Awards hereunder.
ARTICLE V
PARTICIPATION
     5.01. Eligible Participants; Limitations on Grants. Participants in the Plan shall be such employees, directors, consultants and independent contractors of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 11.07, no Participant shall be granted (i) Awards under this Plan in respect of more than 1,000,000 shares of Class A Common Stock (whether through grants of Options or Stock Appreciation Rights or other Awards of Common Stock or rights with respect thereto) over any period of five consecutive calendar years; or (ii) cash-based Awards under Article X hereof of more than as follows: (x) to any executive officer of the Company or its subsidiaries who is determined to be a “covered employee” as defined under or otherwise interpreted in compliance with Section 162(m) of the Code. four percent (4%) of the earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the Company and its subsidiaries on a consolidated basis and determined in accordance with generally accepted accounting principles and otherwise subject to such rules and restrictions as determined by the Committee; (y) for any other participant three percent (3%) of EBITDA; and (z) a maximum aggregate to all Participants in respect of any fiscal year of twenty percent (20%) of EBITDA; or (iii) cash-based Awards under Article VIII requiring payments in excess of $4 million in any fiscal year.
ARTICLE VI
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
     6.01. Option Awards.
          (a) Grant of Options. The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Class A Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.
          (b) Purchase Price of Options. The Purchase Price of each share of Class A Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that in no event shall the Purchase Price be less than the Fair Market Value on the Date of Grant.
          (c) Designation of Options. The Committee shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.
          (d) Incentive Stock Option Share Limitation. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) that would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.
          (e) Rights As a Stockholder. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Class A Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Class A Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.
     6.02. Stock Appreciation Rights.
          (a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Class A Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Class A Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Class A Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Class A Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).
          (b) Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option; provided, however, that in no event shall the Exercise Price of any Stock Appreciation Right be less than the Fair Market Value on the Date of Grant. Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Class A Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.
          (c) Payment of Incremental Value. Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Class A Common Stock, or (iii) in any combination of cash and Class A Common Stock. In the event that all or a portion of the payment is made in Class A Common Stock, the number of shares of Class A Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Class A Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Class A Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.
     6.03. Terms of Stock Options and Stock Appreciation Rights.
          (a) Conditions on Exercise. An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.
          (b) Duration of Options and Stock Appreciation Rights. Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:
        (i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or
        (ii) Termination of the Award in the event of a Participant’s disability, Retirement, death or other Termination of Service as provided in the Award Agreement or, in the absence of such provisions, as provided in Section 6.03(d) below; or
        (iii) In the case of an Incentive Stock Option, ten years from the Date of Grant; or
        (iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.
          (c) Acceleration or Extension of Exercise Time. The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to accelerate or extend the time period for the exercise of an Option or Stock Appreciation Right.
          (d) Exercise of Options or Stock Appreciation Rights Upon Termination of Service.
        (i) Extraordinary Termination. Unless otherwise provided in the Award Agreement or otherwise determined by the Committee at the Date of

        Grant, in the event of a Participant’s Termination of Service (A) by reason of the Participant’s death or permanent disability, or (B) only in the case of employees, following attainment of age 55 with at least fifteen years of service with the Company and/or its affiliates (each an “Extraordinary Termination”), any Options or Stock Appreciation Rights held by the Participant and then exercisable shall remain exercisable until the expiration of the term of the Option or Stock Appreciation Right. Any Options held by the Participant that are not exercisable at the date of the Extraordinary Termination shall terminate and be cancelled immediately upon such Extraordinary Termination, and any Options or Stock Appreciation Rights described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.
        (ii) Termination By Company Without Cause. Unless otherwise provided in the Award Agreement or otherwise determined by the Committee at the Date of Grant, in the event of a Participant’s Termination of Service by the Company without cause (as determined by the Committee in its sole discretion), any Options or Stock Appreciation Rights held by the Participant and then exercisable shall remain exercisable solely until the first to occur of (A) the first anniversary of the Participant’s Termination of Service or (B) the expiration of the term of the Option or Stock Appreciation Right unless the exercise period is extended by the Committee in accordance with Section 6.03(c). Any Options held by the Participant that are not exercisable at the date of the Participant’s Termination of Service shall terminate and be cancelled immediately upon such Termination of Service, and any Options of Stock Appreciation Rights described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.
        (iii) Other Termination of Service. Unless otherwise provided in the Award Agreement or otherwise determined by the Committee at or after the Date of Grant, in the event of a Participant’s Termination of Service for any reason other than one described in subsections (i) or (ii) of this Section 6.03(d), any Options or Stock Appreciation Rights held by such Participant that are exercisable as of the date of such termination shall remain exercisable for a period of five (5) business days (or, if shorter, during the remaining term of the Options or Stock Appreciation Rights), unless the exercise period is extended by the Committee in accordance with Section 6.03(c). Any Options or Stock Appreciation Rights held by the Participant that are not exercisable at the date of the Participant’s Termination of Service shall terminate and be cancelled immediately upon such termination, and any Options or Stock Appreciation Rights described in the preceding sentence that are not exercised within the period described in such sentence shall terminate and be cancelled upon the expiration of such period.
          (e) Change of Exercise Price or Purchase Price. No reduction of the Exercise Price for Stock Appreciation Rights, or Purchase Price for Options, may be made by the Committee except (i) as provided in 11.07 or (ii) as may be approved by the Company’s stockholders.

     6.04. Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised prior to the close of business on the expiration date of the Option or Stock Appreciation Right by notice to the Company or by such other method as provided in the Award Agreement or as the Committee may establish or approve from time to time. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Class A Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Class A Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002). In the event that any Class A Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Class A Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Class A Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Class A Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Class A Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.
     6.05. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event that, within twenty-four (24) months following a Change in Control, any of the following triggering events (the “Second Trigger Events”) occur: (x) the Employee’s employment is terminated by the Company without cause (as determined by the Committee in its sole discretion); or (y) the Employee terminates his or her employment as a result of: (i) a decrease in base salary; (ii) a change in responsibility or reporting structure; or (iii) a change in employment to a location more than twenty-five miles from the place of employment at the time of the Change in Control; then in each case, all Options and Stock Appreciation Rights remaining outstanding on the date of the Second Trigger Event shall become immediately and fully exercisable. The provisions of this Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.
ARTICLE VII
RESTRICTED SHARES AND RESTRICTED STOCK UNITS
     7.01. Award of Restricted Stock and Restricted Stock Units. The Committee may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Class A Common Stock (or such number of shares as may be determined by a specified formula) issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Class A Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Class A Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Class A Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of Restricted Shares or Restricted Stock Units intended to qualify as “performance-based” compensation for purposes of Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals and shall otherwise be considered to be Performance Awards as provided in Article VIII. The terms of any Restricted Share and Restricted Stock Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.
     7.02 Restricted Shares.
          (a) Issuance of Restricted Shares. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Class A Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Class A Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.
          (b) Stockholder Rights. Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that (i) any Class A Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a); and (ii) the Committee in connection with any Grant of a Restricted Stock Award may require that all cash dividends or other distributions thereon payable other than in additional shares of Class A Common Stock (which are covered by clause (i) above) shall be held in escrow and released only upon vesting of the Restricted Stock Award, with any such dividends or distributions subject to forfeiture in accordance with the provisions of Section 7.02(e) in the event the underlying Restricted Stock does not vest.
          (c) Restriction on Transferability. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.
          (d) Delivery of Shares Upon Vesting. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, the appropriate number of shares of Class A Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.
          (e) Forfeiture of Restricted Shares. Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.
          (f) Waiver of Forfeiture Period. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.
     7.03. Restricted Stock Units.
          (a) Settlement of Restricted Stock Units. Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Committee has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred. Payments to Participants with respect to Restricted Stock Units shall be made in the form of Class A Common Stock, or cash or a combination of both, as the Committee may determine. The amount of any cash to be paid in lieu of Class A Common Stock shall be determined on the basis of the Fair Market Value of the Class A Common Stock on the date any such payment is processed. As to shares of Class A Common Stock which constitute all or any part of such payment, the Committee may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award

Agreement or as the Committee may otherwise determine, provided such determination is made on or before the Grant Date.
          (b) Shareholder Rights. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Class A Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a shareholder of the Company with respect to the shares of Class A Common Stock covered by such Award of Restricted Stock Units.
          (c) Waiver of Forfeiture Period. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Committee shall deem appropriate.
          (d) Deferral of Payment. If approved by the Committee and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant’s Restricted Stock Units in accordance with such terms as may be established by the Committee, subject to the requirements of Code Section 409A.
     7.04 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event that, within twenty-four (24) months following a Change in Control, any Second Trigger Event occurs all restrictions applicable to Restricted Shares and Restricted Stock Unit Awards remaining on the date of the Second Trigger Event shall terminate fully and the Participant shall immediately have the right to the delivery in accordance with Section 7.02(d) of a share certificate or certificates evidencing a number of shares of Class A Common Stock equal to the full number of shares subject to each such Award or payment in accordance with Section 7.03(a) but, in the case of a performance-based or other contingent Award such issuance of shares or payment shall be at the “target” level for each such Award. The provisions of this Section 7.04 shall not be applicable to any Restricted Share Award granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Class A Common Stock or Company Voting Securities.
ARTICLE VIII
PERFORMANCE AWARDS
     8.01. Performance Awards.
          (a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Class A Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. The Award Period shall be determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.
          (b) Performance Targets. Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards to “covered employees” (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.
          (c) Earning Performance Awards. The Committee, at or as soon as practicable after the Date of Grant (but in any event within such period as is necessary to comply with the performance-based compensation requirements of Section 162(m) of the Code in the case of Awards designed to meet the requirements of Section 162(m) of the Code), shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.
          (d) Payment of Earned Performance Awards. Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash, shares of Class A Common Stock, or a combination of cash and Class A Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.
     8.02. Termination of Service. In the event of a Participant’s Termination of Service during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.
     8.03. Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event that, within twenty-four (24) months following a Change in Control, any Second Trigger Event occurs then in each case, all Performance Awards shall become fully vested at the “target” levels for such Award simultaneously with the Second Trigger Event and shall be paid to Participants in accordance with Section 8.01(d), within 30 days after such Second Trigger Event. The provisions of this Section 8.03 shall not be applicable to any Performance Award granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

ARTICLE IX
OTHER STOCK-BASED AWARDS
     9.01. Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights, Awards of Class A Common Stock (including, without limitation, any Awards under a formula plan for non-management directors), or Awards valued in whole or in part by reference to, or otherwise based on, Class A Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Class A Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award (other than an Award of Class A Common Stock that is made without restrictions) shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.
     9.02. Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:
          (a) Any Class A Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and
          (b) If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Class A Common Stock or other securities covered by the Award; and
          (c) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.
ARTICLE X
SHORT-TERM CASH INCENTIVE AWARDS
     10.01. Eligibility. Employees of the Company who are from time to time determined by the Committee to be eligible to receive short-term cash incentive awards under this Article X including, without limitation, “covered employees” for purposes of Section 162(m) of the Code.
     10.02. Awards.

          (a) Performance Targets. The Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.
          (b) Amounts of Awards. In conjunction with the establishment of performance targets for a year or such other short-term performance period established by the Committee, the Committee shall adopt a formula for computing amounts payable under the Plan to Participants (if and to the extent that the performance targets are attained) which formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code. To the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.
          (c) Payment of Awards. Awards will be payable to Participants in cash each year as soon as administratively practicable after written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year or other applicable performance period. With respect to Committee certification, minutes of the meeting in which the certification is made shall be treated as written certification.
          (d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.
          (e) Guidelines. The Committee may adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.
          (f) Non-Exclusive Arrangement. The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.
          (g) Active Employment Requirement. Except as provided below, awards under this Article X shall be paid only to a Participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the period for which the Award is made and who is employed by the Company on the date the Award is paid. To the extent consistent with the deductibility of Awards under Section 162(m) of the Code and regulations thereunder, the Committee may in its sole discretion grant an Award to a Participant who is first employed or who is promoted to a position eligible to become a Participant under this Article X during the period for which the Award is made, or whose employment is terminated during such period because of the Participant’s retirement, death, or because of disability as defined in Section 22(e)(3) of the Code. In such cases of active employment for part of a Bonus Period, an Award may be pro rated based on the period of employment during the Award period.

          (h) Payments in Certain Circumstances. In the event of the Participant’s incompetency, the Company in its sole discretion may pay any Award to the Participant’s guardian or directly to the Participant. In the event of the Participant’s death, any Award shall be paid to the Participant’s spouse or, if there is no surviving spouse, the Participant’s estate. Payments under this Article X shall operate as a complete discharge of the Committee and the Company.
ARTICLE XI
TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN
     11.01. Plan Provisions Control Award Terms. Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.
     11.02. Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.
     11.03. Modification of Award After Grant. Subject to Sections 11.18 and 11.19, after the Date of Grant, no Award may be modified (including any modification dictated by Section 11.07) unless such modification does not materially decrease the value of the Award except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.
     11.04. Limitation on Transfer. Except as provided in Section 7.02(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

     11.05. Taxes. The Company shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:
          (a) If allowed by the Committee in the Award agreement or otherwise allowed by the Committee, the Participant shall have the right to elect to meet his or her minimum withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Class A Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.
          (b) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Class A Common Stock to meet tax withholding obligations.
     11.06. Surrender of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. With the consent of the Participant, the Committee may substitute a new Award under this Plan and/or a cash payment in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company; provided, however, that no such substitution for equity with a lower effective exercise price or for a cash payment shall be permitted without the approval of the Company’s stockholders.
     11.07. Adjustments to Reflect Capital Changes.
          (a) Recapitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the Class A Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Class A Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Class A Common Stock, distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding

Awards. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.
          (b) Merger. In addition to any protection afforded a Participant pursuant to any applicable provision relating to a Change in Control under this Plan, after any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Options or receipt of other Award to receive (subject to any required action by stockholders), in lieu of the number of shares of Class A Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. Notwithstanding Sections 11.03 and 11.15, (in relation to any protective afforded a Participant pursuant to any applicable provision relating to a change in Control under this Plan) in the event of a Merger in which the Company is not the surviving corporation, outstanding Awards shall be subject to the agreement governing the Merger, which shall provide for the assumption of Awards by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents. In any event, the exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.07(b) shall be conditioned upon the consummation of the Merger.
          (c) Options to Purchase Shares or Stock of Acquired Companies. After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.
     11.08. No Right to Continued Service. No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.
     11.09. Awards Not Includable for Benefit Purposes. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.
     11.10. Governing Law. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed in accordance therewith.

     11.11. No Strict Construction. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.
     11.12. Compliance with Rule 16b-3. It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3. The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
     11.13. Captions. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.
     11.14. Severability. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.
     11.15. Amendment and Termination.
          (a) Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. Any amendment to Sections 6.03 or 11.06 relating to repricings and replacements of Awards hereof shall require stockholder approval.
          (b) Termination. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan.
          (c) No Change to Awards. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.
     11.16. Foreign Qualified Awards. Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford

Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.
     11.17. Dividend Equivalents. For any Award granted under the Plan, the Committee shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment. If a Dividend Equivalent Account is established, the following terms shall apply:
          (a) Terms and Conditions. Dividend Equivalent Accounts shall be subject to such terms and conditions as the Committee shall determine and as shall be set forth in the applicable Award Agreement. Such terms and conditions may include, without limitation, for the Participant’s Account to be credited as of the record date of each cash dividend on the Class A Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Class A Common Stock then covered by the related Award if such shares of Class A Common Stock had been owned of record by the Participant on such record date.
          (b) Unfunded Obligation. Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company’s general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.
     11.18 Adjustment of Performance Goals and Targets. Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Committee; provided, that with respect to any Award that is intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code and the regulations thereunder, any adjustment by the Committee shall be consistent with the requirements of Section 162(m) and the regulations thereunder.
     11.19 Legality of Issuance. Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Committee shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Class A Common Stock with respect to any Award unless and until the Committee determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933 or the Committee has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Class A Common Stock is listed, and (iii) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

     11.20 Restrictions on Transfer. Regardless of whether the offering and sale of Class A Common Stock under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Class A Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.
     11.21 Further Assurances. As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.